Exhibit 99.1

SBT Bancorp to Deregister Its Common Stock with the SEC and Move the Listing of Its Common Stock to the OTC Pink Marketplace

SIMSBURY, Conn.--(BUSINESS WIRE)--January 2, 2018--SBT Bancorp, Inc., (OTCQX: SBTB, CUSIP 78391C106) (the “Company”), the holding company of Simsbury Bank (the “Bank”), announced today that on January 2, 2018, the Company filed a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its obligations to file reports with the SEC. The Company was eligible to file the Form 15 because the Company’s common stock was held by less than 1,200 holders of record as of January 1, 2018 and upon the filing of the Form 15 with the SEC.

The Company took this action in order to reduce the legal, accounting and administrative costs associated with being a reporting company under the Exchange Act. Martin J. Geitz, President and Chief Executive Officer of the Company, stated, “The board and management made the decision to voluntarily deregister the Company’s shares after careful consideration of the advantages and disadvantages of being a SEC reporting company, particularly in light of our size and market capitalization, as well as the high costs and demands on management’s time of our ongoing compliance with SEC and Sarbanes-Oxley reporting requirements.”

Upon the filing of the Form 15 with the SEC on January 2, 2018, the Company’s obligations to file certain periodic reports, including Forms 10-K, 10-Q and 8-K, were immediately suspended except that the Company will file a Form 10-K for its fiscal year ending December 31, 2017 on or before March 31, 2018.

The Company intends to continue to provide shareholders with financial information on a quarterly and annual basis through its website: www.simsburybank.com. In addition, both the Company and the Bank will continue to provide semi-annual and quarterly financial reports to the Federal Reserve and the FDIC, as required, and intend to continue to meet all applicable auditing standards as a regulated financial institution.

In order to further reduce cost associated with the listing of its common stock, the Company voluntarily transferred the listing of the Company’s common stock to the OTC Pink marketplace from the OTCQX marketplace. The Board and Management of the Company do not believe that the liquidity of the Company’s common stock will be adversely impacted by the transfer of the listing of the Company’s common stock to the OTC Pink marketplace.

Simsbury Bank is a Central Connecticut based independent, community bank for businesses and consumers. Simsbury Bank Home Loans is a division of Simsbury Bank serving the home financing needs of consumers. The Bank’s wholly-owned subsidiary, SBT Investment Services, Inc., offers securities and insurance products through LPL Financial and its affiliates, Member FINRA/SIPC. Simsbury Bank is wholly-owned by publicly traded SBT Bancorp, Inc., whose stock is traded on the OTC Pink marketplace under the ticker symbol of SBTB. For more information, visit www.simsburybank.com.

Certain statements in this press release, including statements regarding the intent, belief or current expectations of SBT Bancorp, Inc., The Simsbury Bank & Trust Company, or their directors or officers, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

CONTACT:
SBT Bancorp, Inc.
Richard Sudol, 860-408-5493
CFO
860-408-4679 (fax)
rsudol@simsburybank.com